Exhibit 10.17

FORM OF FIRST CLARIFYING AMENDMENT TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

MACDERMID HOLDINGS, LLC

A Delaware Limited Liability Company

Dated as of                     , 2012

This FIRST CLARIFYING AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF MACDERMID HOLDINGS, LLC, dated as of                     , 2012 (this “Amendment”), is by and among the parties listed on the signature pages hereto. Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Existing Agreement (as defined below).

RECITALS

A. MacDermid Holdings, LLC (formerly known as MDI Holdings, LLC, the “Company”) was organized as a Delaware limited liability company on December 13, 2006 by the filing of a certificate of formation, subsequently amended on April 11, 2007 to effect the change of the Company’s name from “MDI Holdings, LLC” to “MacDermid Holdings, LLC”, with the Office of the Secretary of State of the State of Delaware under and pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et. seq.) (such Act, or any successor statute, as amended from time to time, the “Act”).

B. The Members of the Company entered into that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of April 12, 2007 (as amended on February 28, 2011, the “Existing Agreement”), which amended and restated in its entirety the Limited Liability Company Operating Agreement of the Company dated as of December 15, 2006.

C. In connection with the initial public offering of common stock of MacDermid Group, Inc. (“New Holdings”), the Company (i) will contribute all of the capital stock of MacDermid, Incorporated held by it to New Holdings in exchange for common stock of New Holdings (the “Contribution”) and (ii) will liquidate and, in connection therewith, distribute the common stock of New Holdings then held by the Company to the Members of the Company (such liquidation and distribution, the “Liquidation Transaction”).

D. Members holding a majority of the outstanding Common Units and vested Junior Units on a fully diluted basis as of the date hereof wish to clarify certain provisions of the Existing Agreement as set forth herein and, accordingly, the Company and such Members have entered into this Amendment in accordance with Section 12.5 of the Existing Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Company and such Members hereby clarify and agree as follows:

1. Dissolution. Upon consummation of the Contribution, the Company shall dissolve and its affairs shall be wound up pursuant to Section 11.1(a) of the Existing Agreement, and the distribution of the Company’s assets shall be made in accordance with Section 4.2(b) of the Existing Agreement.

2. Liquidation Transaction. In accordance with Section 4.2(b) of the Existing Agreement, upon consummation of the Contribution, the common stock of New Holdings shall be distributed in the Liquidation Transaction to each Member, in respect of such Member’s Preferred Units, Common Units and Junior Units (whether vested or unvested), in the amount set forth next to such Member’s name on Schedule I attached hereto and as further evidenced by a Plan of Voluntary Dissolution and Complete Liquidation adopted by the Board of Directors on the date hereof, which is attached hereto as Exhibit A.

3. Headings. The headings in this Amendment are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Amendment or any provision hereof.

4. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, including the Act, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of a copy and/or facsimile of a fully executed counterpart to this Amendment shall be equally effective as delivery of a manually executed counterpart to this Amendment.

7. Effect of Amendment. Except as expressly set forth herein, the clarifications and agreements provided herein shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement. The clarifications and agreements provided herein shall apply and be effective only with respect to the provision(s) of the Existing Agreement specifically referred to by such clarifications and agreements. Except as expressly clarified and agreed herein, the Existing Agreement shall continue in full force and effect in accordance with the provisions thereof.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MACDERMID HOLDINGS, LLC

By:
Name:
Title:

COURT SQUARE CAPITAL PARTNERS II, L.P.

By: Court Square Capital GP, LLC, Its General Partner

By:
Name:
Title:

COURT SQUARE CAPITAL PARTNERS II-A, L.P.

By: Court Square Capital GP, LLC, Its General Partner

By:
Name:
Title:

COURT SQUARE CAPITAL PARTNERS (OFFSHORE) II, L.P.

By: Court Square Capital GP, LLC, Its General Partner

By:
Name:
Title:

WESTON PRESIDIO V, L.P.

By: Weston Presidio Management V, LLC Its General Partner

By:
Name:
Title:

Daniel H. Leever

Ruth Ann Leever

Harold Leever II

Justin Leever

David Hart

Daniel Hart

Andrew Leever

Holly Leever

Erica Leever

Alexander Leever

COURT SQUARE CO-INVESTORS:

CSC MACDERMID CO-INVESTMENT LLC

By:	CSC Manager, L.P., its Manager
By:	CSC Manager GP, LLC, its general partner

By:
Name:
Title:

Joseph M. Silvestri

Michael Delaney

SCHEDULE I

Column 1: Member	Column 2: Company Preferred Units	Column 3: Company Common Units	Column 4: Company Class A Units	Column 5: Company Class B Units	Column 6: New Holdings Common Stock payable in respect of Unpaid Yield on outstanding Preferred Units	Column 7: New Holdings Common Stock payable in respect of Unreturned Preferred Original Cost of outstanding Preferred Units	Column 8: New Holdings Common Stock payable in respect of Common Preference on outstanding Common Units	Column 9: New Holdings Common Stock payable in respect of Unreturned Common Original Cost of outstanding Common Units	Column 10: Remaining New Holdings Common Stock payable to holders of Common Units and Junior Units

Total

EXHIBIT A

Plan of Voluntary Dissolution and Complete Liquidation